AMENDMENT TO THE STOCK PURCHASE AND SALE AGREEMENT

This Amendment to the Stock Purchase and Sale Agreement (this “Amendment”) is dated as of June 9, 2008, by and among NTS-WIT Holdings, LLC, a limited liability company incorporated under the laws of the State of Delaware (the “Buyer”), American Technologies Group, Inc., a corporation incorporated under the laws of the State of Nevada (“ATG”) and Omaha Holdings Corp., a corporation incorporated under the laws of the State of Delaware (the “Seller”).

WHEREAS, the Buyer, ATG and the Seller are parties to that certain Stock Purchase and Sale Agreement, dated as of April 7, 2008 (the “Agreement”);

WHEREAS, pursuant to Section 12.1 of the Agreement, the parties intend to amend, modify and supplement the Agreement by this Amendment; and

WHEREAS, defined terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.  Amendment.  Section 11.1(b) of the Agreement shall be deleted in its entirety and restated as follows:

“(b)         By the Buyer.  By the Buyer, upon written notice to the Seller (i) if the transactions contemplated by this Agreement have not been consummated on or prior to August 31, 2008 unless such failure of consummation shall be due to the failure of the Buyer to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by the Buyer or (ii) for any breach by the Seller or ATG of any of its covenants and agreements hereof to be performed or observed.”

2.  Amendment and Waiver.  Except as specifically amended by the terms of this Amendment, the Agreement shall remain unmodified and in full force and effect, and shall not be in any way changed, modified or superseded by the terms set forth herein.  Neither this Amendment nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

3.  Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but shall constitute one and the same instrument.

4.  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Agreement, except as set forth on the signature pages hereto.

[SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE TO AMENDMENT TO THE STOCK
PURCHASE AND SALE AGREEMENT

BUYER:
NTS-WIT HOLDINGS, LLC
/s/ Patrick Regan, Authorized Signatory

ATG:
AMERICAN TECHNOLOGIES GROUP, INC.
/s/ Thomas E. Durkin, III, President

SELLER:
OMAHA HOLDINGS CORP.

/s/ Thomas E. Durkin, III, Authorized Person